McCarter & English
                                Attorneys at Law
                               Four Gateway Center
                               100 Mulberry Street
                                  P.O. Box 652
                              Newark, NJ 07101-0652


                                                               December 4, 1997




Seligman New Jersey Municipal Fund, Inc.
100 Park Avenue
New York, New York 100017

Ladies and Gentlemen:

         With respect to Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman New Jersey Municipal Fund, Inc., we have reviewed the material relative to New Jersey Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "New Jersey Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,


                                                     /s/John B. Brescher, Jr.
                                                     --------------------------
                                                        John B. Brescher, Jr.